SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2004

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Sunoco, Inc. press release dated January 13, 2004.

99.2	Slide presentation given January 14, 2004 by executives of Sunoco, Inc. during investor teleconference.

Item 9.	Regulation FD Disclosure.

On January 13, 2004, Sunoco, Inc. issued a press release, which included an announcement that it has closed its previously announced acquisition of the Eagle Point refinery in Westville, NJ from El Paso Corporation. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by reference. Additional information concerning this acquisition was presented to investors in a teleconference call on January 14, 2004. A copy of the slide presentation is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 12.	Results of Operations and Financial Condition.

On January 13, 2004, Sunoco, Inc. issued a press release, which included an announcement of certain projected financial results for its 2003 fourth quarter. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report, being furnished pursuant to Item 9 and Item 12 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Safe Harbor Statement

Statements contained in the exhibits to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO, INC

By:	/s/ JOSEPH P. KROTT

Joseph P. Krott Comptroller (Principal Accounting Officer)

Date:	January 14, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Sunoco, Inc. press release dated January 13, 2004.

99.2	Slide presentation given January 14, 2004 by executives of Sunoco, Inc. during investor teleconference.